Exhibit 99.1




                Tasty Baking Company Announces Management Change


    PHILADELPHIA--(BUSINESS WIRE)--May 2, 2006--Tasty Baking Company (NasdaqNM:TSTY) announced today that Vince Melchiorre has resigned as Senior Vice President and Chief Marketing Officer of the company, effective May 12, 2006. Vince will be joining another organization, which is expected to make an announcement shortly.
    Charles P. Pizzi, president and chief executive officer, said, "Vince's leadership skills and marketing talents have benefited Tasty Baking Company greatly during the past three years. We thank Vince for his many contributions to the growth of the business and the revitalization of the Tastykake brand. In his time, Vince built a strong sales and marketing organization that will continue to execute the company's strategic plan. We all wish Vince well in his future endeavors."
    Vince's responsibilities will be assumed by current management, including Robert V. Brown, Vice President of Route Sales; Christopher J. Rahey, Vice President of Direct Sales; and Jonathon L. Silvon, Senior Marketing Manager. Tasty Baking Company does not intend to replace Vince at this time. Mr. Brown, Mr. Rahey, and Mr. Silvon have worked closely with Vince since they joined Tasty Baking Company.
    Mr. Brown rejoined Tasty Baking Company in February 2003. Prior to rejoining Tasty Baking Company, Mr. Brown served as a District Sales Manager for Lance, Inc. from January 2002 to February 2003. He was previously employed by Tasty Baking Company from 1984 through December 2001 and served as Director of Route Sales from 1993 until his departure. Mr. Rahey joined the company as Vice President of Direct Sales in May 2004. Prior to joining Tasty, Mr. Rahey was Vice President of Northeast Sales for Meyer's Baking Company. Prior to that, Mr. Rahey was Vice President of Sales for George Weston Bakeries from 1995 to 2002. Mr. Silvon joined Tasty Baking Company in September 2005 after over seven years with Campbell Soup Company, most recently as Brand Manager in New Business Development.
    Mr. Pizzi said, "Bob, Chris, Jon and the entire sales and marketing team are effective leaders who will play integral roles in executing the company's strategy for continued sales growth."

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NasdaqNM:TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The company assumes no obligation to publicly update or revise any forward-looking statements.


    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
             or
             David S. Marberger, 215-221-8500